                                                                    Exhibit 3.83

                               ARTICLES OF MERGER
                                       OF
                                    NMP CORP.
                                       AND
                                   TANO CORP.
                                       AND
                          MC II ELECTRIC COMPANY, INC.
                                       AND
                             ROFLAN ASSOCIATES, INC.
                                      INTO
                              WESTWOOD CORPORATION


     FIRST: Westwood Corporation (hereinafter referred to as the "parent entity"), an entity of the jurisdiction of Nevada, owns all of the outstanding shares of each class of the subsidiary corporations as follows:

                 NAME OF CORPORATION                   JURISDICTION
                 -------------------                   ------------
                 NMP Corp.                             Oklahoma
                 TANO Corp.                            Louisiana
                 MC II Electric Company, Inc.          Texas
                 Roflan Associates, Inc.               Massachusetts

These subsidiary corporations are hereinafter referred to as the "subsidiary entities." The laws of the jurisdictions of each of the subsidiary entities permit the merger.

     SECOND: An Agreement of Merger was adopted by each constituent entity, whereby the subsidiary entities are to be merged into the parent entity.

     THIRD: Approval of the owners of the parent and subsidiary entities was not required.

     FOURTH: The complete executed Agreement of Merger is on file at the place of business of the parent entity located at 12402 East 60th Street, Tulsa, Oklahoma 74146, and a copy of the Agreement of Merger will be furnished by the parent entity, on request and without cost, to any owner or any entity which is a party to this merger.

     FIFTH: The name of the surviving entity, Westwood Corporation, is changed by changing Article I of the Restated and Amended Articles of Incorporation to read as follows:

     "Article I: The name of the corporation is L-3 Communications Westwood Corporation."

     SIXTH: The merger shall be effective on December 30, 2002 at 5:00 p.m. Eastern Standard Time.

     SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended, or terminated and abandoned by the board of directors of Westwood Corporation at any time prior to December 30, 2002 at 5:00 p.m. Eastern Standard Time.


                                     WESTWOOD CORPORATION
                                     (NOW KNOWN AS L-3 COMMUNICATIONS WESTWOOD
                                     CORPORATION)


                                     /s/ Ernest H. McKee
                                     --------------------------------------
                                     Ernest H. McKee, President


                                     /s/ Christopher C. Cambria
                                     --------------------------------------
                                     Christopher C. Cambria, Secretary


                                     NMP CORP.


                                     /s/ Ernest H. McKee
                                     --------------------------------------
                                     Ernest H. McKee, President


                                     /s/ Christopher C. Cambria
                                     --------------------------------------
                                     Christopher C. Cambria, Secretary


                                     TANO CORP.


                                     /s/ Ernest H. McKee
                                     --------------------------------------
                                     Ernest H. McKee, President


                                     /s/ Christopher C. Cambria
                                     --------------------------------------
                                     Christopher C. Cambria, Secretary

                                     MC II ELECTRIC COMPANY, INC.


                                     /s/ Ernest H. McKee
                                     --------------------------------------
                                     Ernest H. McKee, President


                                     /s/ Christopher C. Cambria
                                     --------------------------------------
                                     Christopher C. Cambria, Secretary


                                     ROFLAN ASSOCIATES, INC.


                                     /s/ Ernest H. McKee
                                     --------------------------------------
                                     Ernest H. McKee, President


                                     /s/ Christopher C. Cambria
                                     --------------------------------------
                                     Christopher C. Cambria, Clerk



STATE OF OKLAHOMA)
                 )  SS.
COUNTY OF TULSA  )


     On December 26, 2002, personally appeared before me, a Notary Public, Ernest H. McKee who acknowledged that he executed the above instrument.


/s/ Deborah A. Calico
-------------------------------
Notary Public

My Commission expires on:    7/21/2004
                           -------------
                           (Notary Seal)

STATE OF NEW YORK  )
                   )  SS.
COUNTY OF NEW YORK )


     On December 20, 2002, personally appeared before me, a Notary Public, Christopher C. Cambria who acknowledged that he executed the above instrument.


/s/ Tara M. Nasta
---------------------------
Notary Public

My Commission expires on:    4/30/03
                           -------------
                           (Notary Seal)

                               ARTICLES OF MERGER
                                       OF
                             BLUE ACQUISITION CORP.
                                      INTO
                              WESTWOOD CORPORATION

     Westwood Corporation, the surviving entity of a merger, delivers these Articles of Merger to the Nevada Secretary of State for filing pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes.

                                   ARTICLE I
                              CONSTITUENT ENTITIES

     The name and jurisdiction of organization of each constituent entity is as follows:

     A. Westwood Corporation, a corporation organized under and governed by the laws of the State of Nevada (the "Surviving Corporation").

     B. Blue Acquisition Corp., a corporation organized under and governed by the laws of the State of Nevada (the "Disappearing Corporation").

                                   ARTICLE II
                  ADOPTION OF THE AGREEMENT AND PLAN OF MERGER

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have adopted an Agreement and Plan of Merger dated as of August 8, 2002 (the "Agreement and Plan of Merger"), among L-3 Communications Corporation, a Delaware corporation, the Surviving Corporation and the Disappearing Corporation.

                                  ARTICLE III
        APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY THE STOCKHOLDERS

     A. Surviving Corporation. The Agreement and Plan of Merger was submitted to the stockholders of the Surviving Corporation pursuant to Chapter 92A of the Nevada Revised Statutes. The ownership interests of the Surviving Corporation are as follows:

                              Designation of                      Percentage of
                              Stockholders' Interests             Total Votes
                              -------------------------------     -------------
Surviving Corporation         Common Stock                        100%
                              $0.003 par value per share

                               ARTICLES OF MERGER
                                       OF
                                    NMP CORP.
                                       AND
                                    TANO CORP
                                       AND
                          MC II ELECTRIC COMPANY, INC.
                                       AND
                             ROFLAN ASSOCIATES, INC.
                                      INTO
                              WESTWOOD CORPORATION

     FIRST: Westwood Corporation (hereinafter referred to as the "parent entity"), an entity of the jurisdiction of Nevada, owns all of the outstanding shares of each class of the subsidiary corporations as follows:

               NAME OF CORPORATION                 JURISDICTION
               -------------------                 ------------
               NMP Corp.                           Oklahoma
               TANO Corp.                          Louisiana
               MC II Electric Company, Inc.        Texas
               Roflan Associates, Inc.             Massachusetts

These subsidiary corporations are hereinafter referred to as the "subsidiary entities." The laws of the jurisdictions of each of the subsidiary entities permit the merger.

     SECOND: An Agreement of Merger was adopted by each constituent entity, whereby the subsidiary entities are to be merged into the parent entity.

     THIRD: Approval of the owners of the parent and subsidiary entities was not required.

     FOURTH: The complete executed Agreement of Merger is on file at the place of business of the parent entity located at 12402 East 60th Street, Tulsa, Oklahoma 74146, and a copy of the Agreement of Merger will be furnished by the parent entity, on request and without cost, to any owner or any entity which is a party to this merger.

     FIFTH: The name of the surviving entity, Westwood Corporation, is changed by changing Article I of the Restated and Amended Articles of Incorporation to read as follows:

     "Article I: The name of the corporation is L-3 Communications Westwood Corporation."

     SIXTH: The merger shall be effective on December 30, 2002 at 5:00 p.m. Eastern Standard Time.

     SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended, or terminated and abandoned by the board of directors of Westwood Corporation at any time prior to December 30, 2002 at 5:00 p.m. Eastern Standard Time.

                                     WESTWOOD CORPORATION
                                     (NOW KNOWN AS L-3 COMMUNICATIONS
                                     WESTWOOD CORPORATION)



                                        /s/  Ernest H. McKee
                                     -----------------------------------
                                     Ernest H. McKee, President



                                        /s/  Christopher C. Cambria
                                     -----------------------------------
                                     Christopher C. Cambria, Secretary



                                     NMP CORP.



                                        /s/  Ernest H. McKee
                                     -----------------------------------
                                     Ernest H. McKee, President



                                        /s/  Christopher C. Cambria
                                     -----------------------------------
                                     Christopher C. Cambria, Secretary



                                     TANO CORP.



                                        /s/  Ernest H. McKee
                                     -----------------------------------
                                     Ernest H. McKee, President



                                        /s/  Christopher C. Cambria
                                     -----------------------------------
                                     Christopher C. Cambria, Secretary



                                     MC II ELECTRIC COMPANY, INC.



                                        /s/  Ernest H. McKee
                                     -----------------------------------
                                     Ernest H. McKee, President



                                        /s/  Christopher C. Cambria
                                     -----------------------------------
                                     Christopher C. Cambria, Secretary

                                     ROFLAN ASSOCIATES, INC.



                                        /s/  Ernest H. McKee
                                     -----------------------------------
                                     Ernest H. McKee, President



                                        /s/  Christopher C. Cambria
                                     -----------------------------------
                                     Christopher C. Cambria, Secretary





STATE OF OKLAHOMA      )
                       ) SS.
COUNTY OF TULSA        )

     On December 26, 2002, personally appeared before me, a Notary Public, Ernest H. McKee who acknowledged that he executed the above instrument.


   /s/  Deborah A. Calico
----------------------------
Notary Public

My Commission expires:   7/21/2004
                       -------------
                       (Notary Seal)

STATE OF NEW YORK     )
                      ) SS.
COUNTY OF NEW YORK    )

     On December 20, 2002, personally appeared before me, a Notary Public, Christopher C. Cambria who acknowledged that he executed the above instrument.


   /s/  Tara M. Nasta
-----------------------
Notary Public

My Commission expires:    4/30/03
                        -------------
                        (Notary Seal)

                               ARTICLES OF MERGER
                                       OF
                             BLUE ACQUISITION CORP.
                                      INTO
                              WESTWOOD CORPORATION

         Westwood Corporation, the surviving entity of a merger, delivers these Articles of Merger to the Nevada Secretary of State for filing pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes.

                                   ARTICLE I
                              CONSTITUENT ENTITIES

     The name and jurisdiction of organization of each constituent entity is as follows:

     A. Westwood Corporation, a corporation organized under and governed by the laws of the State of Nevada (the "Surviving Corporation").

     B. Blue Acquisition Corp., a corporation organized under and governed by the laws of the State of Nevada (the "Disappearing Corporation").

                                   ARTICLE II
                  ADOPTION OF THE AGREEMENT AND PLAN OF MERGER

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have adopted an Agreement and Plan of Merger dated as of August 8, 2002 (the "Agreement and Plan of Merger"), among L-3 Communications Corporation, a Delaware corporation, the Surviving Corporation and the Disappearing Corporation.

                                  ARTICLE III
        APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY THE STOCKHOLDERS

     A. Surviving Corporation. The Agreement and Plan of Merger was submitted to the stockholders of the Surviving Corporation pursuant to Chapter 92A of the Nevada Revised Statutes. The ownership interests of the Surviving Corporation are as follows:

                           Designation of                    Percentage of
                           Stockholders' Interests           Total Votes
                           ---------------------------       -------------------
Surviving Corporation      Common Stock                         100%
                           $0.003 par value per share

     The undisputed percentage of stockholders' interests cast in favor of the Agreement and Plan of Merger by the stockholders of the Surviving Corporation was as follows:

                                                         Undisputed Percentage
                           Designation of                of Stockholders'
                           Stockholders' Interests       Interests Cast in Favor
                           -----------------------       -----------------------
Surviving Corporation      Common Stock                         72.15%
                           $0.003 par value per share

     The undisputed percentage of stockholders' interests cast in favor of the Agreement and Plan of Merger was sufficient for the approval of the Agreement and Plan of Merger by the stockholders of the Surviving Corporation.

     B. Disappearing Corporation. The Agreement and Plan of Merger was approved by the written consent of the sole stockholder of the Disappearing Corporation.

                                   ARTICLE IV
                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

     The Articles of Incorporation and Bylaws of the Disappearing Corporation in effect immediately prior to the time the merger of the Disappearing Corporation with and into the Surviving Corporation becomes effective shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter changed or amended.

                                   ARTICLE V
                   COPIES OF THE AGREEMENT AND PLAN OF MERGER

     A. The complete executed Agreement and Plan of Merger is on file at the Surviving Corporation's registered office.

     B. A copy of the Agreement and Plan of Merger shall be furnished, on request and without cost, to any stockholder of any entity which is a party to the merger.

                                   ARTICLE VI
                            EFFECTIVE DATE OF MERGER

     The merger of the Disappearing Corporation with and into the Surviving Corporation shall take effect upon the filing of these Articles of Merger (the "Effective Date"). On the Effective Date, stockholders in the Surviving Corporation and Disappearing Corporation are entitled to only the rights provided in the Agreement and Plan of Merger and any created under applicable law.

     Pursuant to Nevada Revised Statutes ss. 92A.230, these Articles of Merger have been executed by the Vice President of the Disappearing Corporation as of November 13, 2002.


Disappearing Corporation:                    BLUE ACQUISITION CORP.

                                             By:  /s/ Christopher C. Cambria
                                                  --------------------------
                                                  Name: Christopher C. Cambria
                                                  Title: Vice President

     Pursuant to Nevada Revised Statutes ss. 92A.230, these Articles of Merger have been executed by the President of the Surviving Corporation as of November 13, 2002.


Surviving Corporation:                               WESTWOOD CORPORATION

                                                     By:  /s/ Ernest H. McKee
                                                          ----------------------
                                                          Name: Ernest H. McKee
                                                          Title: President

                            ARTICLES OF INCORPORATION
                                       OF
                             BLUE ACQUISITION CORP.

     The undersigned adopts the following Articles of Incorporation under the provisions of Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE I
                                      NAME

     The name of the Corporation is: Blue Acquisition Corp.

                                   ARTICLE II
                      REGISTERED OFFICE AND RESIDENT AGENT

     The address of the Corporation's registered office is 6100 Neil Road, Suite 500, Reno, Nevada, 89511. The name of the resident agent at this address is The Corporation Trust Company of Nevada.

                                  ARTICLE III
                                     CAPITAL

     A. Number and Par Value of Shares. The Corporation is authorized to issue one thousand (1,000) shares of capital stock having a par value of $0.003 per share. All of the shares of stock shall be designated Common Stock, without preference or distinction.

     B. Assessment of Shares. The capital stock of the Corporation, after the amount of the par value has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

     C. Distributions on Partially Paid Shares. Unless otherwise expressly provided by resolution of the Board of Directors, no distribution shall be made with respect to any shares of Common Stock which are not fully paid on or before the date on which such distribution is declared.

     D. Preemptive Rights. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

     E. Cumulative Voting. Cumulative voting for the election of directors is denied and no shareholder shall have the right to request cumulative voting.

                                   ARTICLE IV
                                 GOVERNING BOARD

     The members of the governing board of the Corporation are designated as Directors. The initial Board of Directors shall consist of one (1) member. The name and post office box or street address, either residence or business, of the sole member of the initial Board of Directors is as follows:

        NAME                              ADDRESS
        Christopher C. Cambria            c/o L-3 Communications Corporation
                                          600 Third Avenue
                                          New York, NY 10016

     The sole member of the initial Board of Directors will serve as the sole director until the first meeting of the shareholders, or until his successor or successors are elected and qualified. Thereafter, the number of directors, whether a fixed number of directors or a variable number of directors with a fixed minimum and maximum, and the manner in which the number of directors may increased or decreased, shall be as provided in the bylaws of the Corporation. Elections of Directors need not be by written ballot except and to the extent required by the bylaws of the Corporation. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

                                   ARTICLE V
                       DIRECTORS' AND OFFICERS' LIABILITY

     A. Elimination of Liability. No director or officer of the Corporation will be liable for damages to the Corporation or its stockholders, unless such damages are proven to result from acts or omissions which involve (a) breach of fiduciary duty as a director or officer and (b) such breach of fiduciary duty involves intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article V shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

     B. Indemnification of Directors and Officers. The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after such suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, to the extent and in the manner permitted by the Corporate laws of the State of Nevada. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

     C. Mandatory Payment of Expenses. The Corporation shall pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

     D. Effect of Amendment or Repeal. Any amendment to or repeal of any of the provisions in this Article V shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE VI
                          SALE OF CORPORATION'S ASSETS

     The Corporation may sell, lease or exchange all of the Corporation's property and assets, including the Corporation's good will and corporate franchises, upon the affirmative vote of a majority of the Board of Directors and no vote of the shareholders shall be required.

                                  ARTICLE VII
                               AMENDMENT OR REPEAL

     The Corporation reserves the right to amend, alter, change or repeal any provisions of these Articles of Incorporation in the manner now or hereafter prescribed by statutes and all rights, except to the extent specifically provided for in Article V above, conferred by these Articles are granted subject to this reservation.

                                  ARTICLE VIII
                                  INCORPORATOR

     The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

        NAME                                 ADDRESS
        Matthew R. Silver                    c/o Winston & Strawn
                                             200 Park Avenue
                                             New York, NY 10166


     DATED this 16th day of July, 2002.

                                                     /s/ Matthew R. Silver
                                                     -------------------------
                                                     Matthew R. Silver
                                                     Incorporator

                                 CERTIFICATE OF

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                              WESTWOOD CORPORATION

                                   ARTICLE I

                                      NAME

                  The name of the Corporation hereby created shall be:

                              WESTWOOD CORPORATION

                                   ARTICLE II

                                    DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                  ARTICLE III

                                     PURPOSE

     The purpose for which the Corporation is organized are:

          (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

          (b) To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines for manufacturing, working or producing any or all products;

          (c) To borrow money and to execute notes and obligations and security contracts therefore, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

          (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

          (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation with all the powers hereafter conferred by the laws under which this Corporation is organized; and

          (f) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the State of Nevada.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of all classes of stock which the Corporation will have authority to issue is 25,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.001 per share (hereinafter the "Preferred Stock"), and 20,000,000 shares of common stock, par value $.003 per share (hereinafter the "Common Stock"). The Common Stock should be non-assessable and shall not have cumulative voting rights.

          (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this Corporation are hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series or Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the follows:

               (i) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of directors;

               (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extend of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative.

               (iii) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock or of any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;

               (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

               (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this Corporation;

               (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

               (vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the Shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

          (b) Common Stock

               (i) after the requirements with respect to preferential dividends on Preferred Stock (fixed in (a)(ii) of this Article, if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

               (ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to Stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

               (iii) no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                   ARTICLE V

                          DENIAL OF PRE-EMPTIVE RIGHTS

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential rights to acquire shares or securities of the Corporation.

                                   ARTICLE VI

                                 PAID IN CAPITAL

     The Corporation will not commence business until the consideration of the value of at least $1,000.00 has been received by it as consideration for the issuance of the shares.

                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after such suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, to the extent and in the manner permitted by the Corporate laws of the State of Nevada. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

                                  ARTICLE VIII

                       OFFICERS' AND DIRECTORS' CONTRACTS

     No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is the director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                   ARTICLE IX

                        ADOPTION AND AMENDMENT OF BY-LAW

     The initial By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but the holders of Common Stock of the Corporation may also alter, amend, or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X

                           REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation and its initial registered agent at such address is:

                     The Corporation Trust Company of Nevada
                              One East First Street
                               Reno, Nevada 89501

                                   ARTICLE XI

                                    DIRECTORS

     The Corporation shall not have fewer directors than the number of Shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more Shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the Board of Directors in accordance with ss.78.330 of the Nevada Revised Statutes or any amendment or success or statute. The original Board of Directors shall be comprised of one
(1) person. The name and address of the person who is to serve as director until the first annual meeting of Shareholders and until his successor is duly elected and shall qualify is:

                                 Michael S. Done
                             1325 South Main Street
                           Salt Lake City, Utah 84115

                                  ARTICLE XII

                                  INCORPORATOR
                  The name and address of the incorporator is:

                                 Michael S. Done
                             1325 South Main Street
                           Salt Lake City, Utah 84115

TO THE SECRETARY OF STATE OF THE STATE OF NEVADA:

     1. Westwood Corporation, a Nevada corporation, for the purposes of restating and amending its Articles of Incorporation pursuant to Section 78:403 of the Nevada Business Corporation Act (the "Act"), hereby certifies:

          A. Article VII of the Articles of Incorporation as filed on February 11, 1986, is hereby amended as specifically set forth on the Resolution attached as Exhibit A hereto.

          B. All other Articles, as originally filed on February 11, 1986, or as previously amended by the Certificate of Amendment filed on February 3, 1992, remain in their current form and in full force and effect.

     2. This amendment to, and restatement of, the Articles of Incorporation was duly adopted in accordance with Section 78:390 of the Act, after being proposed by the directors and approved by the shareholders in the manner and by the majority vote prescribed in Section 78:390 of the Act, by a vote of the shareholders at the Annual Meeting of Shareholders, duly noticed and held on October 19, 1995 as follows:

                                   3,619,923 shares in FAVOR
                                     735,765 shares AGAINST
                                      18,855 shares ABSTAINED

     IN WITNESS WHEREOF, Westwood Corporation has caused this Certificate of Restated and Amended Articles of Incorporation to be executed by its President and attested by its Secretary this 30th day of November, 1995.

                                              WESTWOOD CORPORATION,
ATTEST:                                         a Nevada Corporation


/s/ Paul R. Carolus                           By: /s/ Ernest H. McKee
------------------------------                    ----------------------------
Paul R. Carolus, Secretary                        Ernest H. McKee, President

                       (Acknowledgments on following page)

STATE OF OKLAHOMA    )
                     ) SS.
COUNTY OF TULSA      )

     BEFORE ME, the undersigned, a Notary Public, in and for said County and State, on this 30th day of November, 1995, personally appeared Ernest H. McKee, to me known to be the identical person who subscribed his name to the foregoing instrument as President of Westwood Corporation, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

                                          /s/ Paula L. Skidmore
                                          -----------------------------
                                          Notary Public
My Commission Expires:

   May 26, 1996
-------------------------
       [SEAL]



STATE OF OKLAHOMA    )
                     ) SS.
COUNTY OF TULSA      )

     BEFORE ME, the undersigned, a Notary Public, in and for said County and State, on this 30th day of November, 1995, personally appeared Paul R. Carolus, to me known to be the identical person who subscribed his name to the foregoing instrument as Secretary of Westwood Corporation, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

                                          /s/ Paula L. Skidmore
                                          -----------------------------
                                          Notary Public
My Commission Expires:

   May 26, 1996
------------------------
       [SEAL]

                                    EXHIBIT A

                                   RESOLUTION

     Article VII, "Indemnification of Directors and Officers," of the Articles of Incorporation of Westwood Corporation, as filed with the Office of the Secretary of State of the State of Nevada on February 11, 1986, is amended by the Certificate of Restated and Amended Articles of Incorporation of Westwood Corporation, dated November 30, 1995, by deleting the following language contained at the end of the first sentence:

     "except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty."

and by inserting in lieu thereof the following language:

     "to the extent and in the manner permitted by the Corporate laws of the State of Nevada."

so that Article VII now reads as follows:

     "The Corporate shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after such suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, to the extent and in the manner permitted by the Corporate laws of the State of Nevada. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise."

(New language underlined.)